UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Intermec, Inc.

(Name of Registrant as Specified in its Charter)

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On the evening of January 25, 2013, Intermec, Inc. began using the following question and answer document for employees.

Employee Questions – Honeywell Acquisition of Intermec

January 25, 2013

The following are answers to questions that Intermec employees have submitted over the past few weeks relating to the proposed Intermec and Honeywell merger.

In considering the questions and answers presented below, I’d ask you to note a couple of things. First, we aren’t able to address here questions involving matters that are the subject of litigation that has been filed in connection with the transaction. Second, we are also limited in our ability to address how the acquisition may affect particular aspects of our current business. Until the transaction closes, we are separate companies and must continue to compete vigorously. It would be very speculative on our part to predict how things may change after the transaction closes.

We will continue to work hard to keep you all as informed as possible. Thank you for your patience and understanding.

Marcy Montgomery

Intermec Integration Lead

HR/Benefits

Will Intermec employees that are retained by Honeywell keep their years of service?

Our agreement with Honeywell generally provides that Intermec employees will keep their years of service for purposes of determining eligibility to participate in Honeywell’s benefit plans and programs, as well as vacation, sick leave and other paid time off benefits, and for purposes of paying, providing or satisfying when due such paid time off benefits. The agreement also provides that the amount of severance will be grandfathered for 12 months after closing. We will provide more specific guidance on precisely what this means as we proceed with integration planning and implementation.

What will be the impact on employee pay and benefits?

In the merger agreement, Honeywell has agreed to provide compensation, incentive opportunity and benefits at least through the end of 2013 that in the aggregate are not less than you have today. Intermec will proceed with a merit increase process in 2013 and additional information on this will be provided as we get closer to our regular performance review period.

Complete provisions of Intermec benefit plans are in the legal plan documents, which govern the operation and administration of the Plans. In all cases, the official Plan documents are the exclusive sources for determining rights under the Plans.

What will happen to my 401(k)? Will the company continue to provide a matching contribution?

There will be no changes to the 401(k) Plan design before the closing. Honeywell has agreed to provide compensation, incentive opportunity and benefits at least through the end of 2013 that in the aggregate are not less than you have today.

Do our shares in Intermec get bought out or will they be exchanged for equivalent Honeywell shares?

The proposed transaction is a cash merger in which all outstanding Intermec shares will be converted into cash at $10 per share. No shares will be exchanged.

What will happen to my frozen U.S. Intermec Pension Plan (IPP) benefit?

Your U.S. pension benefits under the IPP are subject to Federal law, including “ERISA” and are held in trust. The Honeywell acquisition will not change this arrangement. All accrued benefits under the IPP are fully vested so the acquisition should not change your IPP benefits.

What will happen to my benefit under the Deferred Compensation Plan, Supplemental Executive Retirement Plan and Restoration Plan?

Our agreement with Honeywell provides that each of these nonqualified deferred compensation plans will be terminated, effective upon closing, and all benefits will be distributed in a lump sum in cash. If you are one of the limited number of US current or former employees who have a benefit under one of these plans, you will be provided with specific information about the amounts and timing of distributions approximately 30 days after closing. Participants in the Deferred Compensation Plan can access information about the current value of their account balance by logging into the Fidelity website.

What will happen to employee stock options and RSUs?

If your stock options are “in the money,” the options will be fully vested and any gains will be paid in cash in conjunction with the closing. Any options with strike prices above the purchase price will be canceled. RSU’s will be fully vested and paid out in cash in conjunction with the closing.

What will happen to the ESPP?

The Employee Stock Purchase Plan’s (ESPP) last offering period ended 12/31/2012. In conjunction with the closing the ESPP will be terminated and all shares you own will be cashed out and the proceeds will be distributed to you without the benefit of the holding period.

General Business

How long after the close will it take to be fully integrated with Honeywell?

At this point it is impossible for us to predict the final date in which we will be fully integrated. We are in the process of forming integration teams. The integration timeline will be clarified as these teams move forward with integration planning.

Complete provisions of Intermec benefit plans are in the legal plan documents, which govern the operation and administration of the Plans. In all cases, the official Plan documents are the exclusive sources for determining rights under the Plans.

Lawsuits have been filed on behalf of investors. Is this normal? How will it affect the transaction?

We aren’t able to comment on current litigation except to say that mergers and acquisitions transactions involving public companies are frequently the subject of shareholder lawsuits, and we will defend ourselves vigorously.

Does the Intermec board have to entertain any other offers from other entities that may have offered more than Honeywell?

Our board has fiduciary duties that may require it to entertain other offers if any are made between signing and closing of the transaction. At the same time, we are also obligated, under our Agreement and Plan of Merger, to take certain actions in the event a superior offer is made. These terms are, in part, the subject of the ongoing shareholder litigation so we aren’t able to comment further at this time.

Operations

What will the merger mean for the facility in Everett?

The facility in Everett is under lease until the end of 2014 and that lease will transfer to Honeywell. No decisions have been made regarding the facility beyond 2014.

How does this announcement affect the CR R&D facility now under construction?

We are contractually committed to finishing the construction of the facility in Cedar Rapids. Honeywell agreed to acquire Intermec subject to this commitment. So the acquisition by Honeywell does not directly affect the construction of the CR R&D facility. Construction of the CR facility is a long-term commitment that was and remains subject to the strategic and operational needs of our business.

Sales

We have a large partner in Psion. What do we tell them in the interim before the acquisition closes?

Pending closing, it’s business as usual. We remain dedicated to continuing to meet the needs of our customers with the personal touch and availability that they have come to expect from us until now.

Is the sales/partner conference still scheduled for Feb. 3 in Dallas?

For a number of reasons, IPS has been rescheduled to April 21st – 25th in Dallas. Jim McDonnell will provide more information in the near future.

Complete provisions of Intermec benefit plans are in the legal plan documents, which govern the operation and administration of the Plans. In all cases, the official Plan documents are the exclusive sources for determining rights under the Plans.

Helpful Links

•	At the time of the merger announcement, Intermec filed with the Securities and Exchange Commission as part of the merger agreement an employee Q&A. That document can be found here.

•	Intermec preliminary proxy can be found here. Look under heading ‘SEC Filings’ for PREM14A.

Important Additional Information about the Merger Transaction

Intermec filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the merger transaction on January 11, 2013. The preliminary proxy statement is not final and will be superseded by a definitive proxy statement filed by Intermec with the SEC and mailed to its stockholders. This communication does not constitute a solicitation of any vote or approval. The preliminary proxy statement, the definitive proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, Intermec, the merger transaction and related matters. Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into them. Investors and security holders will be able to obtain free copies of the documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com. (Which website is not incorporated herein by reference.)

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Certain information regarding these persons and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Additional information regarding Intermec’s executive officers and directors, including stockholders is included in Intermec’s definitive proxy statement for 2012, which was filed with the SEC on April 12, 2012. You can obtain free copies of these documents from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

Complete provisions of Intermec benefit plans are in the legal plan documents, which govern the operation and administration of the Plans. In all cases, the official Plan documents are the exclusive sources for determining rights under the Plans.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; litigation relating to the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships, employee benefits and other matters, and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.

Complete provisions of Intermec benefit plans are in the legal plan documents, which govern the operation and administration of the Plans. In all cases, the official Plan documents are the exclusive sources for determining rights under the Plans.